UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 10, 2005

TECO ENERGY, INC.

(Exact name of registrant as specified in its charter)

Florida	1-8180	59-2052286
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer identification No.)

702 N. Franklin Street, Tampa, Florida 33602

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (813) 228-1111

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01: Entry into a Material Definitive Agreement

On June 10, 2005, TPS Dell, LLC (TPS Dell), an indirect subsidiary of TECO Energy, Inc., entered into a Purchase Agreement to sell substantially all of its assets, including the Dell Power Station, to Associated Electric Cooperative, Inc. (AECI), a Missouri electric cooperative, for $75 million. The Dell Power Station is a partially constructed 599 megawatt, natural gas-fired, combined-cycle electric generating facility located in Dell, Arkansas. The sale is expected to close in the third quarter of 2005, subject to certain regulatory approvals. See the press release dated June 13, 2005, which is attached as Exhibit 99.1, for additional information.

The Purchase Agreement provides for AECI to acquire substantially all of the assets of TPS Dell. It contains customary representations, warranties, covenants and closing conditions found in similar transactions. The closing conditions include the expiration of the Hart-Scott-Rodino Act waiting period and the Rural Utility Service waiting period. The Purchase Agreement also contains indemnification provisions subject to specified limitations as to time and amount. Either party may terminate the Purchase Agreement if the conditions to that party’s obligation to complete the transaction have not been satisfied on or before August 15, 2005. The Purchase Agreement is filed as Exhibit 10.1 hereto, and reference is made thereto.

The representations and warranties contained in the Purchase Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and are subject to limitations agreed by the contracting parties, including being qualified by disclosures between the parties. These representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Accordingly, they should not be relied upon by investors as statements of factual information.

Section 9 – Financial Statements and Exhibits

Item 9.01: Financial Statements and Exhibits

(c)	Exhibits

10.1	Asset Purchase and Sale Agreement dated as of June 10, 2005 between TPS Dell, LLC and Associated Electric Cooperative, Inc.

99.1	Press Release dated June 13, 2005 announcing that an indirect subsidiary of TECO Energy, Inc. has signed an agreement to sell the Dell Power Station in Arkansas.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 13, 2005	TECO ENERGY, INC.
(Registrant)

/s/ G. L. GILLETTE
G. L. GILLETTE
Executive Vice President and Chief Financial Officer
(Principal Financial Officer)

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EXHIBIT INDEX

Exhibit No.	Description of Exhibits
10.1	Asset Purchase and Sale Agreement dated as of June 10, 2005 between TPS Dell, LLC and Associated Electric Cooperative, Inc.

99.1	Press Release dated June 13, 2005 announcing that an indirect subsidiary of TECO Energy, Inc. has signed an agreement to sell the Dell Power Station in Arkansas.

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